SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED OCTOBER 28, 2002
(To Prospectus dated October 28, 2002)

                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2002-27
                                     Issuer

                                   ----------


The Class PO             The Class PO Certificates
Certificates
represent                o  This supplement relates to the offering of the Class
obligations of the          PO Certificates of the series referenced above. This
trust only and do           supplement does not contain complete information
not represent an            about the offering of the Class PO Certificates.
interest in or              Additional information is contained in the
obligation of CWMBS,        prospectus supplement dated October 28, 2002,
Inc., Countrywide           prepared in connection with the offering of the
Home Loans, Inc.,           offered certificates of the series referenced above
Countrywide Home            and in the prospectus of the depositor dated October
Loans Servicing LP,         28, 2002. You are urged to read this supplement, the
or any of their             prospectus supplement and the prospectus in full.
affiliates.
                         o  As of February 25, 2003, the class certificate
This supplement may         balance of the Class PO Certificates was
be used to offer and        approximately $2,447,477.
sell the offered
certificates only if     o  Exhibit 1 to this supplement is the monthly
accompanied by the          statement made available to holders of the Class PO
prospectus                  Certificates on the February 25, 2003 distribution
supplement and the          date.
prospectus.
                         o  This supplement also modifies the "Method of
                            Distribution" section on page S-65 of the prospectus supplement and the "Yield, Prepayment and Maturity
                            Considerations" section on page S-47 of the prospectus supplement as described on the next page.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

March 31, 2003

                             ADDITIONAL INFORMATION

         You should purchase the Class PO Certificates only if you have read this supplement and the following documents:

         o the prospectus supplement, dated October 28, 2002 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and

         o the prospectus of the depositor, dated October 28, 2002, which is attached to, and forms a part of this supplement.

                            DESCRIPTION OF COLLATERAL

Reports to Certificateholders

         The monthly statement furnished to the Certificateholders on the February 25, 2003 Distribution Date (the "Certificate Date") is included herein as Exhibit 1.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of March 31, 2003, between Countrywide Securities Corporation and Countrywide Home Loans, Inc., Countrywide Securities Corporation has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and Countrywide Home Loans, Inc. has agreed to sell the Class PO Certificates through Countrywide Securities Corporation. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is March 31, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 76.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                  Percentage of the Prepayment Assumption
                            ---------------------------------------------------
Class                        0%        100%        400%        500%        600%
-----                       ----       ----       -----       -----       -----
Class PO................    2.2%       7.3%       19.7%       23.0%       26.1%

         It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

                                                      Distribution Date: 2/25/03

        THE
      BANK OF
     NEW YORK
101 Barclay St, 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-27


                 Certificateholder Monthly Distribution Summary
------------------------------------------------------------------------------------------------------------------------------------
                           Certificate                 Pass                                            Current           Cumulative
                   Class      Rate     Beginning     Through    Principal    Interest        Total    Realized   Ending   Realized
Class  Cusip    Description   Type      Balance       Rate(%) Distribution Distribution  Distribution  Losses    Balance   Losses
-----------------------------------------------------------------------------------------------------------------------------------
 A1                                    97,579,171.77  7.742965             -   141,730.90    141,730.90   -   98,067,067.63     -
A1-1  12669DGF9   Senior   Fix-30/360  10,150,751.25  6.000000             -            -             -   -   10,201,505.01     -
A1-2  12669DGF9   Senior   Fix-30/360  62,051,542.39  6.000000             -            -             -   -   62,361,800.10     -
A1-3  12669DGF9   Senior   Fix-30/360  25,376,878.13  6.000000             -            -             -   -   25,503,762.52     -
A1-4  12669DGF9  Strip IO  Fix-30/360  19,855,030.72  6.000000             -    99,275.15     99,275.15   -   19,763,255.69     -
A1-5  12669DGF9  Strip IO  Fix-30/360   8,491,149.16  6.000000             -    42,455.75     42,455.75   -    8,418,090.84     -
 A2   12669DGG7   Senior   Fix-30/360  30,112,145.76  6.000000 16,351,745.36            - 16,351,745.36   -   13,910,961.13     -
 A3   12669DGH5   Senior   Fix-30/360   5,075,375.63  6.000000             -            -             -   -    5,100,752.50     -
 A4   12669DGJ1   Senior   Fix-30/360  43,003,561.02  5.500000    758,463.85   197,099.65    955,563.51   -   42,245,097.17     -
 A5   12669DGK8   Senior   Fix-30/360  62,652,000.00  5.500000             -   287,155.00    287,155.00   -   62,652,000.00     -
 A6   12669DGL6   Senior   Fix-30/360  58,434,000.00  5.500000             -   267,822.50    267,822.50   -   58,434,000.00     -
 A7   12669DGM4   Senior   Fix-30/360 101,893,789.95  5.500000    876,699.86   467,013.20  1,343,713.07   -  101,017,090.09     -
 A8   12669DGN2   Senior   Fix-30/360  74,170,807.58  4.000000    342,836.41   247,236.03    590,072.44   -   73,827,971.17     -
 A9   12669DGP7  Strip IO  Fix-30/360  20,228,402.07  5.500000             -    92,713.51     92,713.51   -   20,134,901.23     -
 PO   12269DGQ5  Strip PO  Fix-30/360   2,450,730.44  0.000000      3,253.70            -      3,253.70   -    2,447,476.74     -
 AR   12269DGR3   Senior   Fix-30/360              -  6.000000             -            -             -   -               -     -
------------------------------------------------------------------------------------------------------------------------------------
  M   12669DGS1   Junior   Fix-30/360   7,481,039.45  6.000000      7,192.66    37,405.20     44,597.86   -    7,473,846.79     -
 B1   12669DGT9   Junior   Fix-30/360   2,743,047.80  6.000000      2,637.31    13,715.24     16,352.55   -    2,740,410.49     -
 B2   12669DGU6   Junior   Fix-30/360   2,244,311.84  6.000000      2,157.80    11,221.56     13,379.36   -    2,242,154.04     -
 B3   12669DJD1   Junior   Fix-30/360     748,103.95  6.000000        719.27     3,740.52      4,459.79   -      747,384.68     -
 B4   12669DJE9   Junior   Fix-30/360     748,103.95  6.000000        719.27     3,740.52      4,459.79   -      747,384.68     -
 B5   12669DJF6   Junior   Fix-30/360     997,501.32  6.000000        959.05     4,987.51      5,946.56   -      996,542.27     -
------------------------------------------------------------------------------------------------------------------------------------
    Totals                            490,333,690.46           18,347,384.54 1,775,581.34 20,122,965.90   -  472,650,139.38     -
------------------------------------------------------------------------------------------------------------------------------------

                                                      Distribution Date: 2/25/03

        THE
      BANK OF
     NEW YORK
101 Barclay St, 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-27


                          Principal Distribution Detail
------------------------------------------------------------------------------------------------------------------------------------
                   Original     Beginning    Scheduled               Unscheduled      Net      Current     Ending           Ending
                 Certificate   Certificate   Principal    Accretion   Principal     Principal  Realized  Certificate     Certificate
Class  Cusip       Balance       Balance    Distribution  Principal  Adjustments  Distribution  Losses     Balance          Factor
------------------------------------------------------------------------------------------------------------------------------------
 A1             96,130,000.00  97,579,171.77             - 487,895.86    -                  -     -     98,067,067.63  1.02015050068
A1-1 12669DGF9  10,000,000.00  10,150,751.25             -  50,753.76    -                  -     -     10,201,505.01  1.02015050063
A1-2 12669DGF9  61,130,000.00  62,051,542.39             - 310,257.71    -                  -     -     62,361,800.10  1.02015050062
A1-3 12669DGF9  25,000,000.00  25,376,878.13             - 126,884.39    -                  -     -     25,503,762.52  1.02015050063
A1-4 12669DGF9  20,077,000.00  19,855,030.72             -          -    -                  -     -     19,763,255.69  0.98437294887
A1-5 12669DGF9   8,642,250.00   8,491,149.16             -          -    -                  -     -      8,418,090.84  0.97406240742
 A2  12669DGG7  36,684,900.00  30,112,145.76 16,351,745.36          -    -      16,351,745.36     -     13,910,961.13  0.37920128244
 A3  12669DGH5   5,000,000.00   5,075,375.63             -  25,376.88    -                  -     -      5,100,752.50  1.02015050063
 A4  12669DGJ1  44,838,000.00  43,003,561.02    758,463.85          -    -         758,463.85     -     42,245,097.17  0.94217175537
 A5  12669DGK8  62,652,000.00  62,652,000.00             -          -    -                  -     -     62,652,000.00  1.00000000000
 A6  12669DGL6  58,434,000.00  58,434,000.00             -          -    -                  -     -     58,434,000.00  1.00000000000
 A7  12669DGM4 103,707,000.00 101,893,789.95    876,699.86          -    -         876,699.86     -    101,017,090.09  0.97406240742
 A8  12669DGN2  75,000,000.00  74,170,807.58    342,836.41          -    -         342,836.41     -     73,827,971.17  0.98437294888
 A9  12669DGP7  20,454,545.00  20,228,402.07             -          -    -                  -     -     20,134,901.23  0.98437297076
 PO  12269DGQ5   2,553,970.53   2,450,730.44      3,253.70          -    -           3,253.70     -      2,447,476.74  0.95830265469
 AR  12269DGR3         100.00              -             -          -    -                  -     -                 -  0.00000000000
------------------------------------------------------------------------------------------------------------------------------------
  M  12669DGS1   7,500,000.00   7,481,039.45      7,192.66          -    -           7,192.66     -      7,473,846.79  0.99651290525
 B1  12669DGT9   2,750,000.00   2,743,047.80      2,637.31          -    -           2,637.31     -      2,740,410.49  0.99651290525
 B2  12669DGU6   2,250,000.00   2,244,311.84      2,157.80          -    -           2,157.80     -      2,242,154.04  0.99651290525
 B3  12669DJD1     750,000.00     748,103.95        719.27          -    -             719.27     -        747,384.68  0.99651290525
 B4  12669DJE9     750,000.00     748,103.95        719.27          -    -             719.27     -        747,384.68  0.99651290525
 B5  12669DJF6   1,000,029.47     997,501.32        959.05          -    -             959.05     -        996,542.27  0.99651290525
------------------------------------------------------------------------------------------------------------------------------------
Totals         500,000,000.00 490,333,690.46 18,347,384.54  513,272.74   -      18,347,384.54     -    472,650,139.38
------------------------------------------------------------------------------------------------------------------------------------

                                                      Distribution Date: 2/25/03

        THE
      BANK OF
     NEW YORK
101 Barclay St, 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-27


                          Interest Distribution Detail
------------------------------------------------------------------------------------------------------------------------------------
 Class      Beginning         Pass        Accrued     Cumulative                  Total         Net          Unscheduled
           Certificate      Through       Optimal       Unpaid      Deferred    Interest     Prepayment       Interest      Interest
             Balance        Rate(%)       Interest     Interest     Interest      Due       Int Shortfall    Adjustment       Paid
------------------------------------------------------------------------------------------------------------------------------------
  A1      97,579,171.77     7.742965    141,730.90         -      487,895.86    629,626.76        -              -        141,730.90
 A1-1     10,150,751.25     6.000000             -         -       50,753.76     50,753.76        -              -                 -
 A1-2     62,051,542.39     6.000000             -         -      310,257.71    310,257.71        -              -                 -
 A1-3     25,376,878.13     6.000000             -         -      126,884.39    126,884.39        -              -                 -
 A1-4     19,855,030.72     6.000000     99,275.15         -               -     99,275.15        -              -         99,275.15
 A1-5      8,491,149.16     6.000000     42,455.75         -               -     42,455.75        -              -         42,455.75
  A2      30,112,145.76     6.000000             -         -      150,560.73    150,560.73        -              -                 -
  A3       5,075,375.63     6.000000             -         -       25,376.88     25,376.88        -              -                 -
  A4      43,003,561.02     5.500000    197,099.65         -               -    197,099.65        -              -        197,099.65
  A5      62,652,000.00     5.500000    287,155.00         -               -    287,155.00        -              -        287,155.00
  A6      58,434,000.00     5.500000    267,822.50         -               -    267,822.50        -              -        267,822.50
  A7     101,893,789.95     5.500000    467,013.20         -               -    467,013.20        -              -        467,013.20
  A8      74,170,807.58     4.000000    247,236.03         -               -    247,236.03        -              -        247,236.03
  A9      20,228,402.07     5.500000     92,713.51         -               -     92,713.51        -              -         92,713.51
  PO       2,450,730.44     0.000000             -         -               -             -        -              -                 -
  AR                  -     6.000000             -         -               -             -        -              -                 -
------------------------------------------------------------------------------------------------------------------------------------
   M       7,481,039.45     6.000000     37,405.20         -               -     37,405.20        -              -         37,405.20
  B1       2,743,047.80     6.000000     13,715.24         -               -     13,715.24        -              -         13,715.24
  B2       2,244,311.84     6.000000     11,221.56         -               -     11,221.56        -              -         11,221.56
  B3         748,103.95     6.000000      3,740.52         -               -      3,740.52        -              -          3,740.52
  B4         748,103.95     6.000000      3,740.52         -               -      3,740.52        -              -          3,740.52
  B5         997,501.32     6.000000      4,987.51         -               -      4,987.51        -              -          4,987.51
------------------------------------------------------------------------------------------------------------------------------------
Totals   490,333,690.46               1,775,581.34         -      663,833.47  2,439,414.81        -              -      1,775,581.34
------------------------------------------------------------------------------------------------------------------------------------

                                                      Distribution Date: 2/25/03

        THE
      BANK OF
     NEW YORK
101 Barclay St, 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-27

                           Current Payment Information
                               Factors per $1,000
-----------------------------------------------------------------------------------------------------------------------------------
                             Original         Beginning Cert.                                        Ending Cert.           Pass
                           Certificate          Notional           Principal        Interest           Notional           Through
Class       Cusip            Balance            Balance           Distribution     Distribution        Balance             Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
  A1                       96,130,000.00     1015.075125039       0.000000000       1.474367003    1020.150500676         7.742965
 A1-1     12669DGF9        10,000,000.00     1015.075125000       0.000000000       0.000000000    1020.150500625         6.000000
 A1-2     12669DGF9        61,130,000.00     1015.075125000       0.000000000       0.000000000    1020.150500625         6.000000
 A1-3     12669DGF9        25,000,000.00     1015.075125000       0.000000000       0.000000000    1020.150500625         6.000000
 A1-4     12669DGF9        20,077,000.00      988.944101041       0.000000000       4.944720505     984.372948867         6.000000
 A1-5     12669DGF9         8,642,250.00      982.516030246       0.000000000       4.912580151     974.062407425         6.000000
  A2      12669DGG7        36,684,900.00      820.832161513     445.735039877       0.000000000     379.201282443         6.000000
  A3      12669DGH5         5,000,000.00     1015.075125000       0.000000000       0.000000000    1020.150500625         6.000000
  A4      12669DGJ1        44,838,000.00      959.087404004      16.915648629       4.395817268     942.171755375         5.500000
  A5      12669DGK8        62,652,000.00     1000.000000000       0.000000000       4.583333333    1000.000000000         5.500000
  A6      12669DGL6        58,434,000.00     1000.000000000       0.000000000       4.583333333    1000.000000000         5.500000
  A7      12669DGM4       103,707,000.00      982.516030246       8.453622822       4.503198472     974.062407425         5.500000
  A8      12669DGN2        75,000,000.00      988.944101057       4.571152174       3.296480337     984.372948883         4.000000
  A9      12669DGP7        20,454,545.00      988.944123033       0.000000000       4.532660564     984.372970758         5.500000
  PO      12269DGQ5         2,553,970.53      959.576630286       1.273975599       0.000000000     958.302654687         0.000000
  AR      12269DGR3               100.00        0.000000000       0.000000000       0.000000000       0.000000000         6.000000
-----------------------------------------------------------------------------------------------------------------------------------
   M      12669DGS1         7,500,000.00      997.471927173       0.959021919       4.987359636     996.512905254         6.000000
  B1      12669DGT9         2,750,000.00      997.471927173       0.959021919       4.987359636     996.512905254         6.000000
  B2      12669DGU6         2,250,000.00      997.471927173       0.959021919       4.987359636     996.512905254         6.000000
  B3      12669DJD1           750,000.00      997.471927173       0.959021919       4.987359636     996.512905254         6.000000
  B4      12669DJE9           750,000.00      997.471927173       0.959021919       4.987359636     996.512905254         6.000000
  B5      12669DJF6         1,000,029.47      997.471927172       0.959021919       4.987359636     996.512905253         6.000000
-----------------------------------------------------------------------------------------------------------------------------------
Totals                    500,000,000.00      980.667380920      36.694769080       3.551162680     945.300278760
-----------------------------------------------------------------------------------------------------------------------------------

        THE
      BANK OF
        NEW
       YORK
101 Barclay St, 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-27

Pool Level Data
Distribution Date                                                                                                         2/25/2003
Cut-off Date                                                                                                              10/1/2002
Determination Date                                                                                                         2/1/2003
Accrual Period 30/360                               Begin                                                                  1/1/2003
                                                    End                                                                    2/1/2003
Number of Days in 30/360 Accrual Period                                                                                          30

--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------
Group 1
-------

Cut-Off Date Balance                                                                                                 500,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                    490,333,690.44
Ending Aggregate Pool Stated Principal Balance                                                                       472,650,139.36

Beginning Aggregate Certificate Stated Principal Balance                                                             490,333,690.44
Ending Aggregate Certificate Stated Principal Balance                                                                472,650,139.36

Beginning Aggregate Loan Count                                                                                                 1070
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                  33
Ending Aggregate Loan Count                                                                                                    1037

Beginning Weighted Average Loan Rate (WAC)                                                                                 6.401820%
Ending Weighted Average Loan Rate (WAC)                                                                                    6.395601%

Beginning Net Weighted Average Loan Rate                                                                                   5.970011%
Ending Net Weighted Average Loan Rate                                                                                      5.968931%

Weighted Average Maturity (WAM) (Months)                                                                                        352

Servicer Advances                                                                                                         29,957.87

Aggregate Pool Prepayment                                                                                             17,211,788.91
Pool Prepayment Rate                                                                                                    34.8982 CPR

        THE
      BANK OF
        NEW
       YORK
101 Barclay St, 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-27

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------
Group 1
-------

Senior Percentage                                                                                                     96.9332586850%
Senior Prepayment Percentage                                                                                         100.0000000000%

Subordinate Percentage                                                                                                 3.0667413150%
Subordinate Prepayment Percentage                                                                                      0.0000000000%

Certificate Account

Beginning Balance                                                                                                                 -

Deposit
Payments of Interest and Principal                                                                                    20,286,366.29
Liquidation Proceeds                                                                                                              -
All Other Proceeds                                                                                                                -
Other Amounts                                                                                                                     -
Total Deposits                                                                                                        20,286,366.29

Withdrawals
Reimbursement of Servicer Advances                                                                                                -
Payment of Master Servicer Fees                                                                                          159,993.79
Payment of Sub Servicer Fees                                                                                               3,406.52
Payment of Other Fees                                                                                                             -
Payment of Insurance Premium(s)                                                                                                   -
Payment of Personal Mortgage Insurance                                                                                     3,406.52
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                  -
Payment of Principal and Interest                                                                                     20,122,965.99
Total Withdrawals                                                                                                     20,289,772.82

Ending Balance                                                                                                                    -

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                  9,364.20
Compensation for Gross PPIS from Servicing Fees                                                                            9,364.20
Other Gross PPIS Compensation                                                                                                     -
Total Net PPIS (Non-Supported PPIS)                                                                                               -

Master Servicing Fees Paid                                                                                               159,993.79
Insurance Premium(s) Paid                                                                                                         -
Personal Mortgage Insurance Fees Paid                                                                                      3,406.52
Other Fees Paid                                                                                                                   -
Total Fees                                                                                                               163,400.31


        THE
      BANK OF
        NEW
       YORK
101 Barclay St, 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-27


--------------------------------------------------------------------------------
                             Delinquency Information
--------------------------------------------------------------------------------
Group 1
-------

Delinquency                                                    30-59 Days       60-89 Days         90+ Days          Totals
-----------                                                    ----------       ----------         --------          ------
Scheduled Principal Balance                                    4,765,518.83             -                 -          4,765,518.83
Percentage of Total Pool Balance                                  1.008255%     0.000000%         0.000000%             1.008255%
Number of Loans                                                          10             0                 0                    10
Percentage of Total Loans                                         0.964320%     0.000000%         0.000000%             0.964320%

Foreclosure
Scheduled Principal Balance                                                                                                     -
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

REO
Scheduled Principal Balance                                                                                                     -
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

Book Value of all REO Loans                                                                                                     -
Percentage of Total Pool Balance                                                                                        0.000000%

Current Realized Losses                                                                                                         -
Additional Gains (Recoveries)/Losses                                                                                            -
Total Realized Losses                                                                                                           -

        THE
      BANK OF
        NEW
       YORK
101 Barclay St, 8W
New York, NY 10286
attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2002-27

--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                                          Original               Current
----------                                                                                          --------               -------
Bankruptcy Loss                                                                                   100,000.00            100,000.00
Bankruptcy Percentage                                                                              0.020000%             0.021157%
Credit/Fraud Loss                                                                               5,000,000.00          5,000,000.00
Credit/Fraud Loss Percentage                                                                       1.000000%             1.057865%
Special Hazard Loss                                                                             5,000,000.00          4,903,336.90
Special Hazard Loss Percentage                                                                     1.000000%             1.037414%

Credit Support                                                                                      Original               Current
--------------                                                                                      --------               -------
Class A                                                                                       484,999,970.53        457,702,416.41
Class A Percentage                                                                                96.999994%            96.837466%

Class M                                                                                         7,500,000.00          7,473,846.79
Class M Percentage                                                                                 1.500000%             1.581264%

Class B1                                                                                        2,750,000.00          2,740,410.49
Class B1 Percentage                                                                                0.550000%             0.579797%

Class B2                                                                                        2,250,000.00          2,242,154.04
Class B2 Percentage                                                                                0.450000%             0.474379%

Class B3                                                                                          750,000.00            747,384.68
Class B3 Percentage                                                                                0.150000%             0.158126%

Class B4                                                                                          750,000.00            747,384.68
Class B4 Percentage                                                                                0.150000%             0.158126%

Class B5                                                                                        1,000,029.47            996,542.27
Class B5 Percentage                                                                                0.200006%             0.210841%